UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 25, 2016
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Trustees of First Potomac Realty Trust (the “Company”) approved the issuance of multi-year forward looking long-term incentive awards (the “2016-2018 LTI Awards”) of performance-based restricted common shares (the “Performance Shares”) to the Company’s chief executive officer, executive vice presidents, senior vice presidents and vice presidents under the First Potomac Realty Trust 2009 Equity Compensation Plan (as amended, the “2009 Plan”) and pursuant to a Performance-Based Restricted Share Award Agreement (the “LTI Award Agreement”). The 2016-2018 LTI Awards reflect the Compensation Committee’s decision to transition to a long-term incentive compensation structure that is based on forward-looking performance rather than historical performance. Under the Company’s long-term incentive program adopted in April 2013 (the “2013 LTI Program”), with respect to the performance-based portion of the 2013 LTI Program, awards of restricted common shares are made after the completion of the performance period (if performance met or exceeded the threshold requirement). Pursuant to the 2016-2018 LTI Awards, the Company’s chief executive officer, executive vice presidents, senior vice presidents and vice presidents received an upfront grant of Performance Shares, with the amount of Performance Shares earned pursuant to the 2016-2018 LTI Awards based upon the achievement of relative and absolute total shareholder return goals measured over the performance period from February 22, 2016 (the date of announcement of the Company’s 2016 Strategic Plan) through December 31, 2018 (the “2016-2018 Performance Period”). The shift in structure for long-term incentive compensation, from a historical “looking back” structure to the new forward-looking structure, reflects market practice and was established in consultation with the Compensation Committee’s compensation consultant. The Compensation Committee has determined to maintain the 2013 LTI Program for the three-year periods from January 1, 2014 to December 31, 2016 and from January 1, 2015 to December 31, 2017 (since such performance periods were already substantially underway). However, it is important to note that the transition to the forward-looking structure under the 2016-2018 LTI Awards will not have any duplicative economic impact (benefit) on the Company’s officers and their ongoing long-term incentive compensation opportunities (as the 2013 LTI Program and the 2016-2018 LTI Awards cover different three-year performance periods).

Under the LTI Award Agreement, a recipient is granted a target number of Performance Shares and is eligible to earn from 0% to 150% of such target number of Performance Shares based upon the Company’s achievement of the following relative and absolute total shareholder return goals over the 2016-2018 Performance Period:

Performance Metrics	Award Weighting	Threshold	Target	Stretch
Relative Shareholder Return* - Total Shareholder Return(1) vs. the Morgan Stanley REIT Index	50%	-250 bps	+50 bps	+350 bps
Absolute Annualized Total Shareholder Return(1)	50%	7.00%	10.00%	13.00%
Percent of Target Award Earned (assuming achievement of both performance metrics)		50%	100%	150%
_______

*	The relative shareholder return goal for the 2016-2018 LTI Awards reflects a 50-basis-point increase to each of the threshold, target and stretch performance levels set forth in the 2013 LTI Program.

(1)
Total shareholder return is calculated on a compounded annualized basis and includes (i) the sum of (a) the cumulative amount of dividends paid per share over the measurement period, assuming the reinvestment of dividends in common shares of the Company, and (b) an amount equal to (x) the closing common share price on the last trading day of the measurement period, minus (y) the closing common share price on the first trading day of the measurement period, divided by (ii) the closing common share price on the first trading day of the measurement period.

As soon as practicable following the end of the 2016-2018 Performance Period (but no later than February 1, 2019), the Compensation Committee will determine the Company’s level of achievement of the performance goals over the 2016-2018 Performance Period and the percentage of the target number of Performance Shares earned by the recipient (the “Earned Shares”). If the Company’s performance is below the threshold level, no Performance Shares shall become Earned Shares, and if the Company’s performance falls between two levels of performance (i.e., between threshold and target or between target and stretch), the number of Performance Shares that will become Earned Shares will be determined based on linear interpolation. Following the end of the 2016-2018 Performance Period, the Company will issue an amount of additional common shares up to 50% of the target number of Performance Shares issued on the grant date to the extent that the Company’s performance is between the target level and the stretch level set forth above.

Fifty percent of the Earned Shares will vest on February 1, 2019 (the “First Vesting Date”) and the remaining 50% will vest on February 1, 2020 (the “Second Vesting Date”) if the recipient continues to be employed by the Company or an affiliate on each such date (subject to an earlier accelerated vesting event as specifically set forth in an employment agreement, if applicable, or in any other plan, policy or program). In the event of a “change of control” (as defined in the 2009 Plan) of the Company during the 2016-2018 Performance Period, a number of Performance Shares determined based on the Company’s performance as if the 2016-2018 Performance Period ended the day immediately prior to the “control change date” (as defined in the 2009 Plan), but not less than the target number of Performance Shares, shall become fully vested as of the “control change date.” In the event of a “change of control” following the 2016-2018 Performance Period, any unvested Earned Shares shall become fully vested. If a recipient with an employment agreement experiences a termination of employment during the 2016-2018 Performance Period that entitles the recipient to accelerated vesting (including in the event of a termination without cause or for good reason and a termination on account of death or disability, as such terms are defined in the applicable employment agreement), 100% of the target number of Performance Shares shall become fully vested as of such termination of employment. If a recipient with an employment agreement experiences a termination of employment following the 2016-2018 Performance Period that entitles the recipient to accelerated vesting (including in the event of a termination without cause or for good reason and a termination on account of death or disability, as such terms are defined in the applicable employment agreement), any unvested Earned Shares shall become fully vested. The Performance Shares or Earned Shares may also become entitled to accelerated vesting pursuant to any plan, policy, or program of the Company or an affiliate that so provides. Except as otherwise specifically provided in any employment agreement between the recipient and the Company or an affiliate or in any other current or future plan, policy or program of the Company or an affiliate, in the event the recipient ceases to be employed by the Company for any reason prior to the expiration of the 2016-2018 Performance Period or prior to the Second Vesting Date, any unvested Performance Shares or unvested Earned Shares shall be forfeited.

With respect to the Performance Shares issued pursuant to the 2016-2018 LTI Awards, dividends accumulate and are payable only if and to the extent that the shares become Earned Shares or vest upon an earlier accelerated vesting event. The Performance Shares and Earned Shares are subject to any Company “clawback” or recoupment policy currently in effect or that may be adopted by the Company pursuant to applicable law requiring the Company to implement a policy to recover excess incentive compensation paid to employees and/or executive officers.

The following chart sets forth the amounts of the 2016-2018 LTI Awards issued to each of the Company’s named executive officers, with the vesting (and potential issuance of additional common shares under the 2016-2018 LTI Awards) based upon the achievement of the performance metrics (and in accordance with the applicable performance levels (threshold, target and stretch)) as set forth in the performance metrics table above, or as otherwise set forth in the form of LTI Award Agreement.

Name and Position	Threshold	Target(1)	Stretch
Robert Milkovich, Chief Executive Officer and Chief Operating Officer	$270,000	$540,000	$810,000
Andrew Blocher, EVP, Chief Financial Officer and Treasurer	$165,000	$330,000	$495,000
Samantha Gallagher, EVP, General Counsel and Secretary	$153,000	$306,000	$459,000
_______

(1)
The restricted common shares issued on the grant date were issued at an amount equal to the target amount set forth above, with the number of restricted common shares having been determined by dividing the applicable target dollar amount of such awards by the Monte Carlo grant date fair value per share. The Monte Carlo value was determined by an independent valuation consultant.

The foregoing summary of the LTI Award Agreement does not purpose to be complete and is qualified in its entirety by reference to the full text of the form of LTI Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

10.1	Form of Performance-Based Restricted Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

July 27, 2016	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Performance-Based Restricted Share Award Agreement.

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